New Patriot Transportation Holding, Inc. 10-12B/A

Exhibit 10.3

EMPLOYEE MATTERS AGREEMENT

by and between

FRP HOLDINGS, INC.

and

PATRIOT TRANSPORTATION HOLDING, INC.

Dated as of [ * ], 2014

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EMPLOYEE MATTERS AGREEMENT

THIS EMPLOYEE MATTERS AGREEMENT (the “Agreement”) is made as of [*], 2014, between FRP Holdings, Inc., a Florida corporation (“FRP”) and Patriot Transportation Holding, Inc., a Florida corporation (“Patriot”).

RECITALS

WHEREAS, FRP has decided to distribute the common stock of Patriot to the holders of FRP Common Stock, $.10 par value, (the “Distribution”); and

WHEREAS, in furtherance of the foregoing, FRP and Patriot have entered into the Separation Agreement (as defined below) and certain other agreements that will govern certain matters relating to the Distribution and the relationship of FRP and Patriot and their respective Subsidiaries following the Distribution; and

WHEREAS, pursuant to the Separation Agreement, FRP and Patriot have agreed to enter into this Agreement for the purpose of allocating between them assets, liabilities, and responsibilities with respect to certain employee compensation and benefit plans and programs;

WHEREAS, FRP and Patriot have agreed that, except as otherwise specifically provided herein, the general approach and philosophy underlying this Agreement is to allocate assets, liabilities and responsibilities between FRP and Patriot on the basis of the employment relationships in effect at the time of the Distribution;

NOW, THEREFORE, in consideration of the mutual promises contained herein and in the Separation Agreement, the parties agree as follows:

ARTICLE 1
DEFINITIONS

Section 1.1         Definitions.

(a)         The following terms, as used herein, shall have the meanings set forth below, provided, however, that capitalized terms used and not defined herein shall have the meanings set forth in the Separation Agreement:

“Applicable Law” shall have the meaning set forth in the Separation Agreement.

“Close of the Distribution Date” means 11:59:59 P.M., Eastern Standard Time or Eastern Daylight Time (whichever shall then be in effect), on the Distribution Date.

“COBRA” means the continuation coverage requirements for “group health plans” under Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and as codified in Code § 4980B and ERISA §§ 601 through 608.

“Code” shall have the meaning set forth in the Separation Agreement.

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“Distribution Date” shall have the meaning set forth in the Separation Agreement.

“Distribution” has the meaning set forth in the recitals to this Agreement.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or any successor federal labor or employment law. Reference to a specific ERISA provision also includes any proposed, temporary, or final regulation in force under that provision.

“Existing Equity-Based Plans” means the Patriot Transportation Holding, Inc. 2000 Stock Option Plan and the 2006 Stock Incentive Plan.

“FMLA” means the Family Leave and Medical Act of 1993, as amended.

“FRP Common Stock” shall have the meaning set forth in the Separation Agreement.

“FRP Employee” means each Person who, on the Distribution Date, is means each Person who, on the Distribution Date (a) is actively employed in the Real Estate Business who is listed on the payroll records of any member of the Real Estate Group, (b) is on short-term disability leave, authorized leave of absence, military service or lay-off with recall rights and who was last actively employed by any member of the Real Estate Group, or (c) is an inactive or former employee and who was last actively employed by any member of the Real Estate Group, including any former employee who has been on long-term disability leave or unauthorized leave of absence or who has terminated his or her employment, retired or died on or before the Distribution Date, and, in each case, their respective beneficiaries and dependents.

“Immediately after the Distribution Date” means 12:00 A.M., Eastern Standard Time or Eastern Daylight Time (whichever shall then be in effect), on the day after the Distribution Date.

“Liabilities” shall have the meaning set forth in the Separation Agreement.

“New FRP Plans” means new, duplicate or mirror plans, policies or programs, as applicable, adopted or to be adopted by FRP that correspond to the Patriot Plans, with such changes therein as are necessary or appropriate to effectuate the terms of this Agreement.

“Patriot Employee” means each Person who, on the Distribution Date (a) is actively employed in the Transportation Business who is listed on the payroll records of any member of the Transportation Group, (b) is on short-term disability leave, authorized leave of absence, military service or lay-off with recall rights and who was last actively employed in the Transportation Business by any member of the Transportation Group, (c) is an inactive or former employee and who was last actively employed in the Transportation Business by any member of the Transportation Group, including any former employee who has been on long-term disability leave or unauthorized leave of absence or who has terminated his or her employment, retired or died on or before the Distribution Date, and, in each case, their respective beneficiaries and dependents or (d) is an individual set forth on Schedule 1.1(a)-1. Patriot Employees shall not include the individuals set forth on Schedule 1.1(a)-2.

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“Patriot MIC Plan” shall mean the Patriot Transportation Holding, Inc. Management Incentive Compensation Plan.

“Patriot Plans” means the plans described in Schedule 1.1(a)-3 attached hereto.

“Profit Sharing Plan” means the Patriot Transportation Holding, Inc. Profit Sharing and Deferred Earnings Plan.

“Real Estate Businesses” shall have the meaning set forth in the Separation Agreement.

“Real Estate Group” shall have the meaning set forth in the Separation Agreement.

“Separation Agreement” means the Separation and Distribution Agreement by and between FRP and Patriot, dated as of [*], 2014.

“Specified FRP Rights” means any and all rights to enjoy, benefit from or enforce any and all restrictive covenants including, without limitation covenants relating to non-disclosure, non-solicitation, non-competition, confidentiality or trade secrets, applicable or related, in whole or in part, to the Real Estate Businesses that are provided for, contained or set forth in the FRP Equity-Based Plans or any stock option or other award agreement issued thereunder, or pursuant to any non-competition, consulting, employment, termination, separation or severance agreement or arrangement with any Patriot Employee or FRP Employee and to which any member of the Transportation Group or the Real Estate Group is a party.

“Specified Patriot Rights” means any and all rights to enjoy, benefit from or enforce any and all restrictive covenants including, without limitation covenants relating to non-disclosure, non-solicitation, non-competition, confidentiality or trade secrets, applicable or related, in whole or in part, to the Patriot Business that are provided for, contained or set forth in the FRP Equity-Based Plans or any stock option or other award agreement issued thereunder, or pursuant to any non-competition, consulting, employment, termination, separation or severance agreement or arrangement with any Patriot Employee or FRP Employee and to which any member of the Transportation Group or Real Estate Group is a party.

“Tax Matters Agreement” shall have the meaning set forth in the Separation Agreement.

“Transportation Business” shall have the meaning set forth in the Separation Agreement.

“Transportation Group” shall have the meaning set forth in the Separation Agreement.

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(b)         Each of the following terms is defined in the Article or Section set forth opposite such term:

TERMS	ARTICLE/SECTION
Employee Withholding Documents	Section 7.13
FRP Bonus Liabilities	Section 3.3
FRP Profit Sharing Plan Liabilities	Article 4
FRP Health and Welfare Liabilities	Section 5.1
FRP WCP Liabilities	Section 5.6
New FRP Health and Welfare Plans	Section 5.1
Patriot HCSAP	Section 5.7
Patriot Health and Welfare Liabilities	Section 5.1
Patriot Health and Welfare Plans	Section 5.1
Patriot WCP Liabilities	Section 5.6
Retained Profit Sharing Plan Liabilities	Section 4.1
Standard Procedure	Section 7.13

ARTICLE 2
GENERAL ALLOCATION OF LIABILITIES

Section 2.1         Allocation of Liabilities Generally.

(a)         Subject to the terms and conditions of this Agreement, effective as of the Close of the Distribution Date, FRP hereby assumes and agrees to pay when due, honor and discharge, the following Liabilities, whether incurred before, on or after the Distribution Date:

(i)         all Liabilities arising under any employment, separation, change-in-control or retirement agreement or arrangement to the extent applicable to any Real Estate Employee;

(ii)         the New FRP Plans, FRP Bonus Liabilities, FRP WCP Liabilities, FRP Health and Welfare Liabilities, FRP Profit Sharing Plan Liabilities and all Liabilities arising under the Existing Equity-Based Plans;

(iii)        all Liabilities arising under any other employee benefit plan or arrangement maintained at any time after the Distribution Date by any member of the Real Estate Group;

(iv)        all Liabilities arising under any federal, state, local or foreign law, order or regulation (including, without limitation, ERISA and the Code) to the extent they relate to participation by any FRP Employee in any employee benefit plan sponsored or maintained by any member of the Real Estate Group, whether relating to events occurring on, prior to or after the Close of the Distribution Date or arising by reason of the transactions contemplated by this Agreement or otherwise;

(v)         all statutory Liabilities to any FRP Employee, which arise, directly or indirectly, by reason of the transactions contemplated by this Agreement; and

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(vi)        all other Liabilities attributable to actions specified to be taken by FRP under this Agreement.

(b)         Subject to the terms and conditions of this Agreement, effective as of Immediately after the Distribution Date, Patriot hereby assumes and agrees to pay when due, honor and discharge, the following Liabilities, whether incurred before, on or after the Distribution Date:

(i)         all Liabilities arising under any employment, separation, change-in-control or retirement agreement or arrangement to the extent applicable to any Patriot Employee;

(ii)         Patriot Bonus Liabilities, Retained Profit Sharing Liabilities, Patriot Health and Welfare Liabilities, Patriot WCP Liabilities, and any other Liabilities arising the Liabilities under the Patriot Plans;

(iii)        all Liabilities arising under any other employee benefit plan or arrangement maintained at any time after the Distribution Date by any member of the Transportation Group;

(iv)        all Liabilities arising under any federal, state, local or foreign law, order or regulation (including, without limitation, ERISA and the Code) to the extent they relate to participation by any Patriot Employee in any Patriot Plan, relating to events occurring on or after the time Immediately after the Distribution Date;

(v)         all statutory Liabilities to any Patriot Employee which arise, directly or indirectly, by reason of the transactions contemplated by this Agreement; and

(vi)        all other Liabilities attributable to actions specified to be taken by Patriot under this Agreement.

Section 2.2         Method of Settlement.

Notwithstanding anything herein to the contrary, to the extent possible, any transfer or assumption of Liabilities pursuant to this Article 2 shall be effected, prior to the Distribution Date or as soon thereafter as is reasonably practicable, through a corresponding adjustment in the relevant intercompany account balances of the parties hereto.

Section 2.3         Further Assurances.

On and after the date hereof, each of the parties will, at the reasonable request of the other party, execute, acknowledge and deliver all such endorsements, assurances, consents, assignments, transfers, conveyances, powers of attorney and other instruments and documents, and take such other actions necessary (i) to assign, transfer, convey and deliver to the other party, acting in its fiduciary capacity, all assets to be transferred to the other party pursuant to this Agreement and (ii) to assist the other party in obtaining the consent and approval of all Governmental Authorities and other Persons required to be obtained to effect the transfer thereof and the assumption of any Liabilities by the other party or otherwise appropriate to carry out the transactions contemplated hereby.

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Section 2.4         Assignment of Certain Rights; Non-Solicitation.

(a)         To the extent permitted by applicable law, FRP hereby assigns, to the maximum extent possible, on behalf of itself and the Real Estate Group, the Specified Patriot Rights, to Patriot and FRP shall take such actions to effect such assignment pursuant to Section 2.3 as Patriot may reasonably request.

(b)         To the extent permitted by applicable law, Patriot hereby assigns, to the maximum extent possible, on behalf of itself and each of the Transportation Group, the Specified FRP Rights, to FRP and Patriot shall take such actions to effect such assignment pursuant to Section 2.3 as FRP may reasonably request.

(c)         FRP and Patriot agree that neither party shall, without the prior written approval of the other, directly or indirectly for 12 months after the Distribution Date, solicit any employee of the other party to terminate his or her relationship with any member of the Transportation Group or Real Estate Group, respectively, provided that the foregoing shall not apply (i) to the use of an independent employment agency (so long as the agency was not directed to solicit such person) or (ii) as a result of the use of a general solicitation (such as an advertisement) not specifically directed to employees of the other party.

ARTICLE 3
EMPLOYEES; ASSUMPTION AND/OR
ADOPTION OF PLANS; OPTION ADJUSTMENTS

Section 3.1         Employees.

No provision of this Agreement shall require FRP or Patriot or any of their respective Subsidiaries to continue the employment of any of their respective employees following the Distribution Date.

Section 3.2         Adoption of Plans.

(a)         Effective as of not later than Immediately after the Distribution Date, FRP shall adopt the New FRP Plans, provided that nothing shall prevent FRP from terminating or amending such plans except to the extent precluded by Applicable Law, as would result in the loss of grandfathered status under the Patient Protection and Affordable Care Act or as otherwise provided herein.

(b)         The New FRP Plans shall be, with respect to all FRP Employees, in all respects the successors in interest to any corresponding Patriot Plans. With respect to FRP Employees, each New FRP Plan and any other benefit plan, arrangement or policy applicable after the Distribution Date for FRP Employees shall provide that all service, compensation, and other benefit-affecting determinations, as of the Close of the Distribution Date, that were otherwise recognized under the corresponding Patriot Plan (for periods ending on the Distribution Date) shall, as of Immediately after the Distribution Date, receive full recognition and credit to the extent the recognition or credit can validly be taken into account under the New FRP Plan to the same extent as if those items occurred under the Patriot Plans, except to the extent that duplication of benefits would result. Patriot shall provide appropriate data to FRP about such past service.

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Section 3.3         Existing Equity-Based Plan Retention; Option Adjustments; Bonus Payments.

(a)         In connection with the Distribution, FRP shall adopt the Existing Equity-Based Plans and Patriot will adopt an equity incentive plan that permits the issuance of stock options as contemplated below. FRP and Patriot shall cause such actions to be taken under such Plans as are necessary or appropriate to reflect the Distribution as provided in this Section 3.3.

(b)         In connection with the Distribution and effective as of the Distribution Date, all outstanding options to purchase shares of FRP Common Stock, whether held by a current or a former FRP Employee, a current or a former Patriot Employee or a current or former non-employee director of FRP will be adjusted pursuant to the terms of the applicable existing Equity-Based Plan and Applicable Law by replacing such options with an option to purchase FRP Common Stock and an option to purchase Patriot Common Stock which, in the aggregate, have the same intrinsic value of the original option grant and the same ratio of the exercise price to the fair market value of FRP Common Stock on the Distribution Date. The manner in which the terms of such replacement options shall be calculated are set forth in Schedule 3.3(b), attached hereto.

(c)         FRP hereby assumes Liability for all annual bonus payments to Real Estate Employees under the Patriot MIC Plan (all such Liabilities, the “FRP Bonus Liabilities”).

ARTICLE 4
PROFIT SHARING PLAN

FRP and Patriot shall take all such actions as are necessary or appropriate for FRP to adopt the Profit Sharing Plan so that it shall thereafter be treated as a “multiple employer plan” for the benefit of FRP Employees and Patriot Employees. FRP shall assume all Liabilities and obligations in respect of benefits accrued by each FRP Employee under the Profit Sharing Plan (the “FRP Profit Sharing Plan Liabilities”). Any Profit Sharing Plan fund relating to FRP Common Stock shall be administered so as to permit transfers out of, but not additions to, such fund. After the Distribution Date, Patriot shall retain all Liabilities and obligations under the Profit Sharing Plan in respect of benefits accrued by each Patriot Employee under the Profit Sharing Plan.

ARTICLE 5
HEALTH AND WELFARE PLANS

Section 5.1         Assumption of Health and Welfare Plan Liabilities; General Provisions.

(a)         Effective as of Immediately after the Distribution Date and except to the extent provided in this Article 5, all Liabilities relating to claims incurred prior to, on or after the Distribution Date by each FRP Employee under the “Patriot Health and Welfare Plans” (designated as such on Schedule 3 hereto) shall cease to be Liabilities of the Patriot Health and Welfare Plans and shall be transferred to and assumed by FRP as of Immediately after the Distribution Date (“FRP Health and Welfare Liabilities”) under the New FRP Plans that correspond to the Patriot Health and Welfare Plans (the “New FRP Health and Welfare Plans”). Patriot shall retain all other Liabilities under the Patriot Health and Welfare Plans (“Patriot Health and Welfare Liabilities”).

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(b)         FRP shall cause the New FRP Health and Welfare Plans to recognize and maintain all coverage and contribution elections made by FRP Employees under the Patriot Health and Welfare Plans as of the Distribution Date and apply such elections under the New FRP Health and Welfare Plans for the remainder of the period or periods for which such elections are by their terms applicable. The transfer or other movement of employment from Patriot to FRP at any time before the Close of the Distribution Date shall neither constitute nor be treated as a “status change” under the New FRP Health and Welfare Plans or the Patriot Health and Welfare Plans.

(c)         FRP shall cause the New FRP Health and Welfare Plans to recognize and give credit for all amounts applied to deductibles, out-of-pocket maximums, and other applicable benefit coverage limits with respect to which such expenses have been incurred by FRP Employees under the Patriot Health and Welfare Plans for the remainder of the year in which the Distribution Date occurs to the extent recognized under the comparable Patriot Health and Welfare Plans.

(d)         FRP shall provide coverage to FRP Employees under the New FRP Health and Welfare Plans without the need to undergo a physical examination or otherwise provide evidence of insurability to the extent provided under the comparable Patriot Health and Welfare Plans.

(e)         FRP shall cause the New FRP Health and Welfare Plans to recognize and credit all service of each FRP Employee recognized by the corresponding Patriot Health and Welfare Plans before the Close of the Distribution Date for all purposes, including, but not limited to, severance, disability, vacation and paid time off purposes. On or as soon as reasonably practicable after the Distribution Date, Patriot shall deliver to FRP a schedule setting forth the accrued and unused vacation and paid time off for each FRP Employee as of the Distribution Date, and FRP shall assume and be responsible for all Liabilities therefor which, for the avoidance of doubt, shall be included in FRP Health and Welfare Liabilities.

Section 5.2         Post-retirement Health Insurance Benefits.

Patriot shall be responsible for providing to Patriot Employees who are eligible to receive post-retirement medical insurance coverage under the Patriot Health and Welfare Plans and retire prior to the Close of the Distribution Date, in each case pursuant to the terms of the applicable Patriot Health and Welfare Plans.

Section 5.3         Effect of Change in Rates.

Patriot and FRP shall use their reasonable efforts to cause each of the insurance companies, HMOs, point-of-service vendors and third-party administrators providing services and benefits under the New FRP Health and Welfare Plans and the Patriot Health and Welfare Plans to maintain the premium and/or administrative rates based on the aggregate number of participants in both the New FRP Health and Welfare Plans and the Patriot Health and Welfare Plans through the expiration of the financial fee or rate guarantees in effect as of the Close of the Distribution Date under the respective contracts, policies, and agreements separately rated or adjusted for the demographics, experience or other relevant factors related to the covered participants of Patriot and FRP, respectively. To the extent they are not successful in such efforts, Patriot and FRP shall each bear the revised premium or administrative rates attributable to the individuals covered by their respective health and welfare plans.

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Section 5.4         COBRA and HIPPA.

(a)         Patriot shall be responsible for administering compliance with the health care continuation coverage requirements of COBRA and the Patriot Health and Welfare Plans (i) with respect to Patriot Employees and, (ii) with respect to FRP Employees and their dependents who incur a COBRA qualifying event other than under an FRP Assumed Plan prior to the Distribution Date.

(b)         Effective as of Immediately after the Distribution Date, FRP shall solely be responsible for administering compliance with the health care continuation coverage requirements of COBRA and the New FRP Health and Welfare plans with respect to FRP Employees and their dependents who incur a COBRA qualifying event (i) under an FRP Assumed Plan prior to the Distribution Date, and (ii) in all cases on or after the Distribution Date.

(c)         For periods before the Distribution Date, Patriot shall be responsible for administering compliance with the portability requirements under the Health Insurance Portability and Accountability Act of 1996 with respect to FRP Employees and beginning not later than Immediately after the Distribution Date FRP shall be responsible for filing all necessary employee change notices with respect to FRP Employees in accordance with applicable FRP policies and procedures. Effective Immediately after the Distribution Date, FRP shall be solely responsible for administering compliance with such health care continuation coverage and portability requirements with respect to FRP Employees, and Patriot shall be solely responsible for administering compliance with such requirements with respect to Patriot Employees.

Section 5.5         Leave of Absence Programs and FMLA.

(a)         Patriot shall be responsible for administering compliance with the Patriot leave of absence programs and FMLA with respect to Patriot Employees.

(b)         Effective as of Immediately after the Distribution Date: (i) FRP shall adopt, and shall cause each member of the Real Estate Group to adopt, leave of absence programs; (ii) FRP shall honor, and shall cause each member of the Real Estate Group to honor, all terms and conditions of leaves of absence which have been granted to any FRP Employee under an FRP leave of absence program or FMLA before the Distribution Date, including such leaves that are to commence after the Distribution Date; (iii) Patriot and each member of the Transportation Group shall be solely responsible for administering leaves of absence and compliance with FMLA with respect to their employees; and (iv) FRP and each member of the Real Estate Group shall recognize all periods of service of each FRP Employee with the Real Estate Group to the extent such service is recognized by Patriot for the purpose of eligibility for leave entitlement under the Patriot leave of absence programs and FMLA.

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(c)         As soon as administratively possible and not later than the Close of the Distribution Date, Patriot shall provide to FRP copies of all records pertaining to the Patriot leave of absence programs and FMLA with respect to all FRP Employees to the extent such records have not been provided previously to FRP or a member of the Real Estate Group.

Section 5.6         Patriot Workers’ Compensation Program.

(a)         Effective Immediately after the Distribution Date,

(ii)         Patriot shall assume, retain and be responsible for all workers’ compensation Liabilities relating to Patriot Employees (the “Patriot WCP Liabilities”).

(iii)        FRP shall assume, retain and be responsible for all workers compensation Liabilities relating to FRP Employees (“FRP WCP Liabilities”).

(b)         For the avoidance of doubt, workers’ compensation Liabilities in respect of any current or former employee shall be the responsibility of such employee’s employer on the Distribution Date or, in the case of former employees, any such former employee’s last employer prior to the Distribution Date.

(c)         FRP and Patriot shall cooperate with respect to the issuance of new, or transfer of, existing workers’ compensation policies and licenses.

Section 5.7         Flexible Benefit Plans.

To the extent any FRP Employee contributed to an account under the Patriot Health Care Spending Account Plan (“Patriot HCSAP”) during the calendar year that includes the Distribution Date, effective as of Immediately after the Distribution Date, Patriot shall transfer to the corresponding New FRP Health and Welfare Plan the account balances of such FRP Employees for such calendar year under the Patriot HCSAP, regardless of whether the account balance is positive or negative.

Section 5.8         Application of Article 5 to the Real Estate Group.

Any reference in this Article 5 to “FRP” shall include a reference to the Real Estate Group when and to the extent FRP has caused a member of the Real Estate Group to (a) become a party to a vendor contract, group insurance contract, or HMO letter agreement associated with a New FRP Health and Welfare Plan, (b) become a self-insured entity for the purposes of one or more New FRP Health and Welfare Plans, (c) assume all or a portion of the liabilities or administrative responsibilities for benefits which arose before the Distribution Date under a Patriot Health and Welfare Plan and which were expressly assumed by FRP pursuant to the terms of this Agreement, or (d) take any other action, extend any coverage, assume any other liability or fulfill any other responsibility that FRP would otherwise be required to take under the terms of this Article 5, unless it is clear from the context that the particular reference is not intended to include a member of the Real Estate Group. In all such instances in which a reference in this Article 5 to “FRP” includes a reference to a member of the Real Estate Group, FRP shall be responsible to Patriot for ensuring that the member of the Real Estate Group complies with the applicable terms of this Agreement.

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ARTICLE 6
INDEMNIFICATION

With respect to indemnification, the parties hereto agree as set forth in the Separation Agreement.

ARTICLE 7
GENERAL PROVISIONS

Section 7.1         Notices.

Any notice, instruction, direction or demand under the terms of this Agreement required to be in writing shall be duly given upon delivery, if delivered by hand, facsimile transmission, or mail, to the following addresses:

If to FRP, to:	FRP Holdings, Inc.
200 W. Forsyth Street
7th Floor
Jacksonville, Florida 32202
Attn: President
Facsimile: 904.353.2207

With a copy to:	Nelson Mullins Riley & Scarborough LLP
50 N. Laura Street, Suite 2850
Jacksonville, Florida 32202
Attn: Daniel B. Nunn, Jr.
Facsimile: 904-665-3621

If to Patriot, to:	Patriot Transportation Holding, Inc.
200 W. Forsyth Street, 7th Floor
Jacksonville, Florida 32202
Attn: President
Facsimile: 904.353.2207

or to such other addresses or telecopy numbers as may be specified by like notice to the other party. All such notices, requests and other communications shall be deemed given, (a) when delivered in person or by courier or a courier services, (b) if sent by facsimile transmission (receipt confirmed) on a business day prior to 5 p.m. in the place of receipt, on the date of transmission (or, if sent after 5 p.m. or on a day other than a business day, on the following business day) or (c) if mailed by certified mail (return receipt requested), on the date specified on the return receipt.

Section 7.2         Amendments; No Waivers.

(a)         Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by FRP and Patriot, or in the case of a waiver, by the party against whom the waiver is to be effective.

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(b)         No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 7.3         Successors and Assigns.

The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that neither party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto.

Section 7.4         Governing Law.

This Agreement shall be construed in accordance with and governed by the law of the State of Florida, without regard to the conflicts of laws rules thereof.

Section 7.5         Counterparts; Effectiveness.

This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

Section 7.6         Entire Agreement; No Change in Control or Severance Event.

(a)         This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof and thereof and supersedes all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter hereof and thereof. No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by any party hereto or any member of their Group with respect to the transactions contemplated by this Agreement. To the extent that the provisions of this Agreement are inconsistent with the provisions of the Tax Matters Agreement, the provisions of the Tax Matters Agreement shall prevail.

(b)         Neither the Distribution nor the consummation of the transactions contemplated herein or under the Separation Agreement shall constitute a change in control for purposes of, or trigger or otherwise give rise to any severance obligations or entitlements under, any FRP or Patriot plan, program, agreement or arrangement.

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Section 7.7         Dispute Resolution.

Any dispute hereunder or with respect to the rights, duties and Liabilities of the parties hereto shall be resolved pursuant to the applicable provisions, including Article 8, of the Separation Agreement.

Section 7.8         No Third Party Beneficiaries.

Nothing contained in this Agreement is intended to constitute an amendment to any plan or arrangement governed by ERISA, or to confer upon any person or entity other than the parties hereto and their respective successors and permitted assigns, any benefit, right or remedies under or by reason of this Agreement.

Section 7.9         Headings.

The section and other headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

Section 7.10       Severability.

If any one or more of the provisions contained in this Agreement should be declared invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained in this Agreement shall not in any way be affected or impaired thereby so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a declaration, the parties shall modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby are consummated as originally contemplated to the fullest extent possible.

Section 7.11       Schedules.

FRP and Patriot shall cooperate and mutually agree on each of the schedules to this Agreement. FRP and Patriot shall have the right to amend or supplement the information set forth in any schedule hereto from time to time until two business days prior to the Distribution Date.

Section 7.12       Cooperation and Coordination.

The parties agree to share, and furnish each other with, such information concerning employees and employee benefit plans, and to take all such other action, as is necessary and appropriate to effect the transactions contemplated hereby, and to coordinate, in advance, the time, form and content of communications to current and former employees of the parties relating to such transactions.

Section 7.13       Withholdings.

(a)         To the extent consistent with the terms of the Tax Matters Agreement, the party that is responsible for making a payment hereunder shall be responsible for making the appropriate withholdings, if any, attributable to such payments.

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(b)         To the extent applicable, FRP and Patriot agree to comply with the Standard Procedure described in Section 4 of Revenue Procedure 2004-53, 2004-2 C.B. 320 (the “Standard Procedure”). With respect to each Patriot Employee, FRP shall, in accordance with Revenue Procedure 2004-53, assume all responsibility for preparing and filing Form W-2, Wage and Tax Statements; Form W-3, Transmittal of Income and Tax Statements; Form 941, Employer’s Quarterly Federal Tax Returns; Form W-4, Employee’s Withholding Allowance Certificates; and Form W-5, Earned Income Credit Advance Payment Certificates (collectively, the “Employee Withholding Documents”) with regard to wages paid during the period through the Close of the Distribution Date. Patriot shall assume all responsibility for preparing and filing the Employee Withholding Documents with regard to wages paid to each Patriot Employee after the Close of the Distribution Date. Patriot and FRP shall cooperate in good faith to the extent necessary to permit each of them to comply with the Standard Procedure.

[Signature Page Follows]

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IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

FRP HOLDINGS, INC.,
a Florida corporation

By
Name:
Title:

PATRIOT TRANSPORTATION HOLDING, INC.,
a Florida corporation

By
Name:
Title:

[Signature Page to Employee Matters Agreement]

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SCHEDULE 1.1(a)-1

Patriot Employees

•	Thompson S. Baker II

•	John D. Milton, Jr.

•	John D. Klopfenstein

•	Robert Sandlin

Schedule 1.1(a)-1

SCHEDULE 1.1(a)-2

Non-Patriot Employees

•	David H. deVilliers, Jr.

Schedule 1.1(a)-2

SCHEDULE 1.1(a)-3

Patriot Plans

1.	Patriot Health and Welfare Plans:

•	Patriot Basic Life Insurance Plan

•	Patriot Supplemental Life Insurance Plan

•	Patriot Accidental Death and Dismemberment Plan

•	Patriot Travel Accident Plan

•	Patriot Short-Term Disability Plan

•	Patriot Long-Term Disability Plan

•	Patriot Medical Plan

•	Patriot Dental Plan

•	Patriot Vision Plan

•	Patriot Express Scripts Prescription Drug Plan

•	Patriot Employee Assistance Program

•	Patriot TASC Plan (flex spending accounts)

2.	Patriot Management Incentive Compensation Plan (“MIC Plan”)

3.	Management and Security Plan

4.	Profit Sharing Plan

5.	2000 Stock Option Plan

6.	2006 Stock Incentive Plan

Schedule 1.1(a)-3

SCHEDULE 3.3(b)

To be determined

Schedule 3.3(b)